                                                                  EXHIBIT (C)(3)


Confidential



Project Viper


PRESENTATION TO THE SPECIAL COMMITTEE


May 23, 2000

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000


Confidential Material Presented to the Special Committee

The following pages contain material provided to the Special Committee of the Board of Directors (the "Special Committee") of Viper ("Viper" or the "Company") in the context of a meeting of the Special Committee held to consider the proposed merger of the Company with a wholly-owned subsidiary of Boa. The accompanying material was compiled or prepared on a confidential basis solely for use by the Special Committee and not with a view toward public disclosure under state and federal securities laws or otherwise. The information utilized in preparing this presentation was obtained from the Company and public sources. Any estimates and projections for the Company contained herein have been prepared by management, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information, and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Special Committee, which is familiar with the business and the affairs of the Company, neither the Company nor Salomon Smith Barney Inc. nor Petrie Parkman & Co. nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Special Committee. Neither the Company nor Salomon Smith Barney Inc. nor Petrie Parkman & Co. undertakes any obligation to update or otherwise revise the accompanying materials.


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Table of Contents
          1    TRANSACTION OVERVIEW

          2    MARKET UPDATE

          3    VALUATION MATERIALS

          4    PRECEDENT MINORITY SQUEEZE-OUT PREMIUMS

               APPENDIX
               A. Salomon Smith Barney Valuation Analysis
               B. Petrie Parkman & Co. Valuation Analysis

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000


1    TRANSACTION OVERVIEW


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Scope of Work

     IN FORMULATING OUR OPINIONS, SALOMON SMITH BARNEY AND PETRIE PARKMAN & CO.
     REVIEWED:


     .    A draft of the Merger Agreement, dated May 19, 2000

     .    Certain publicly-available information regarding Viper

     .    Internal financial forecasts for Viper, prepared by management

     . Publicly-available information regarding the trading of, and the trading market for, Viper common stock and for certain other companies, the operations of which are similar to those of Viper

     . Publicly-available information regarding the terms of other M&A transactions and asset acquisitions we each considered relevant

     . Other economic, financial, and market information we each deemed relevant


The Special Committee of the Board of Directors has asked Salomon Smith Barney and Petrie Parkman & Co. to render opinions as to the fairness, from a financial point of view, of the consideration to be received in the offer dated May 19 and the merger by the public shareholders of Viper common stock.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Transaction Structure


     TRANSACTION STRUCTURE

     . Pursuant to the Merger Agreement to be executed between Viper and Boa, Viper will be merged with a newly-formed subsidiary of Anaconda, becoming a wholly-owned subsidiary of Anaconda, which is itself wholly-owned by Boa

     TERMS

     . The public shareholders of Viper, who represent approximately 18% of the diluted shares outstanding, will receive $83 in cash per Viper share (the "May 19 Offer")

          - Boa originally had offered $71 in cash per Viper share on March 16, 2000 (the "Initial Offer")

     CONDITIONS

     . The only material condition to the merger is the approval of two-thirds of the outstanding voting stock of Viper not already owned by Viper, Anaconda or Boa

     MISCELLANEOUS

     . In the event of termination, no break-up fee or other payment shall be provided to either party, and both parties shall be responsible for their own expenses

     ESTIMATED TIMING

     . Boa and Viper intend to announce on May 23, after the markets close in the United States

     . Boa and Viper will file a merger proxy and Schedule 13E-3 with the SEC as soon as practicable

     . A shareholder meeting will occur as soon as practicable, but not less than 20 business days after the mailing of the proxy statement


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

May 19 Offer Implied Multiples


          (Dollars in millions)

                                                   May 19 Offer
                                              ---------------------

          Offer Price                               $ 83.00
          Fully-Diluted Shares Outstanding            100.3
                                                    -------
                                                    $ 8,325

          Less: Option Proceeds                    ($    97)
                                                    -------
          Equity Value                              $ 8,229

          Plus: Total Debt (@ 3/31/00)              $   940
          Less: Cash (@ 3/31/00)                         (5)
                                                    -------
          Firm Value ("FV")                         $ 9,164

                                                           First Call /(4)/         N Y M E X /(5)/
                                                       -----------------------   ---------------------
                                             1999        2000E       2001E         2000E        2001E
                                           ---------   -----------------------  ----------------------
          Price/Earnings Per Share           38.6x        27.2x       27.6x         15.4x        16.9x
          Price/Cash Flow/(1)/ Per Share      8.7          7.8         7.8           6.4           6.6
          FV/EBITDAX/(2)/                    10.4          8.5         8.5           6.4           6.8
          FV/Mcfe/(3)/ of Reserves        $  2.25      $  1.96     $  1.66        $ 1.96       $  1.66

(1) Cash Flow Per Share = Earnings plus deferred taxes, exploration expense, and depletion, depreciation and amortization per share.
(2) EBITDAX = Earnings before interest, income taxes, depletion, depreciation, and amortization and exploration expense.
(3)  Mcfe =  Thousand cubic feet of gas equivalent.
(4) Source of estimates: Viper Base Case hereinafter refers to Viper management's Base Case financial plan updated as of May 1, 2000 using First Call price deck as of May 15, 2000.
(5)  Source of estimates: Viper Base Case using NYMEX strip as of May 15, 2000.


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

2   MARKET UPDATE

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000


Relative Price Performance Since Boa/Anaconda Announcement

     DAILY DATA: MAR/26/1999 THROUGH MAY/19/2000

[Graph reflecting historical market price of each of Viper and a Competitor Index, as a percent of the Base Period (March/16/1999), daily, March/16/1999 through May/19/2000, concluding that, as of May 19, 2000:

-------------------------------------- ------------------------------
                                         Price as Percent of Base
                                         ------------------------
                                                  Period
                                                  ------
-------------------------------------- ------------------------------
Competitor Index                                   164%
-------------------------------------- ------------------------------
Viper                                              181%
-------------------------------------- ------------------------------
Viper at $83                                       187%]
-------------------------------------- ------------------------------



Competitor Index: (APC, APA, BRR, BR, XTO, CHK, DVN, EOG, KMG, LD, NFX, NBL, PXD, UCL, UPR)


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                   PROJECT VIPER / MAY 23, 2000

Enterprise Value Appreciation

[Bar graph reflecting the following appreciation of the enterprise value for Vastar and the Competitor Group companies:

2/11/00(1) - 5/19/00

------------------------------- ------------------------------
 Selected Comparable Company          Enterprise Value
 ---------------------------          ----------------
                                      Appreciation (2)
                                      ----------------
------------------------------- ------------------------------
UPR (4)                                     63.3%
------------------------------- ------------------------------
NBL                                         60.5%
------------------------------- ------------------------------
EOG                                         59.9%
------------------------------- ------------------------------
Viper @ $83                                 56.3%
------------------------------- ------------------------------
APC                                         48.2%
------------------------------- ------------------------------
APA                                         40.7%
------------------------------- ------------------------------
NFX                                         39.0%
------------------------------- ------------------------------
DVN                                         38.7%
------------------------------- ------------------------------
BR                                          38.0%
------------------------------- ------------------------------
LD                                          36.0%
------------------------------- ------------------------------
Viper @ $71                                 35.8%
------------------------------- ------------------------------
BRR                                         33.6%
------------------------------- ------------------------------
XTO                                         32.4%
------------------------------- ------------------------------
UCL                                         25.0%
------------------------------- ------------------------------
PXD                                         20.6%
------------------------------- ------------------------------
CHK                                         17.6%
------------------------------- ------------------------------
KMG                                         14.7%
------------------------------- ------------------------------

MEAN (3)                                   37.9%]
------------------------------- ------------------------------


     (1) Date on which federal judge confirmed hearing dates to consider government's request for an injunction of the Boa and Anaconda merger.
     (2) Enterprise value is defined as fully diluted shares outstanding multiplied by share price, plus debt, preferred, and out-of-the-money convertible preferred, less options proceeds and cash. Balance sheet data as of 12/31/99.
     (3)  Excluding Viper.
     (4) UPR performance during period driven by announcement of acquisition by Anadarko.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000


Relative Price Performance: Five Years

 WEEKLY DATA: MAY/19/1995 THROUGH MAY/19/2000


[Graph reflecting historical market price of each of Viper and 60/40 Gas/Oil Blended Spot, as a percent of the Base Period (May/19/2000), weekly, May/19/1995 through May/19/2000, concluding that, as of May 19, 2000:

-------------------------------------- ------------------------------
                                         Price as Percent of Base
                                         ------------------------
                                                  Period
                                                  ------
-------------------------------------- ------------------------------
60/40 Gas/Oil Blended Spot                         199%
-------------------------------------- ------------------------------
Viper                                              274%
-------------------------------------- ------------------------------
Viper at $83                                       283%]
-------------------------------------- ------------------------------

[LOGO OF SALOMON SMITH BARNEY]                   [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Public Market Trading Comparison - Competitor Group

(Dollars in millions, except per share data)
--------------------------------------------------------------------------------------------------------
                                                               Price /   Firm Value /
                             Price at   Equity     Firm      Cash Flow     EBITDAX      Firm Value /
                                                           ------------ -------------
                             5/19/00    Value      Value    2000E 2001E  2000E  2001E       Mcfe
--------------------------------------------------------------------------------------------------------
Anadarko/(1)/                $  51.25   $12,756   $17,030    8.2x  7.9x  9.1x  9.2x       $  1.46
Apache                          58.88     7,143     9,116    6.2   6.3   6.9   7.0           1.88
Barrett Resources               38.75     1,293     1,628    7.6   6.5   8.9   7.7           1.44
Burlington Resources            44.81     9,708    12,439    6.4   6.3   6.7   6.6           1.21
Chesapeake Energy                5.19       539     1,695    3.0   2.8   6.7   6.4           1.41
Cross Timbers                   18.06       882     1,996    3.9   3.7   7.0   6.7           0.99
Devon Energy                    57.88     4,831     6,451    6.3   6.1   6.8   6.8           1.61
EOG Resources                   31.06     3,798     4,863    5.3   5.5   6.3   6.5           2.00
Kerr-McGee                      58.75     5,536     7,794    4.2   4.5   4.1   4.5           1.42
Louis Dreyfus                   31.88     1,317     1,863    5.5   5.3   6.8   6.6           1.27
Newfield Exploration            43.94     1,925     2,152    6.3   5.6   7.0   6.4           3.62
Noble Affiliates                39.50     2,269     2,711    5.0   4.6   5.1   4.8           1.36
Pioneer Natural Resources       13.31     1,331     3,043    3.7   3.6   6.6   6.5           0.84
Unocal                          37.88     9,189    13,186    5.2   5.4   5.5   5.7           1.33
--------------------------------------------------------------------------------------------------------
                                                   High:     8.2x  7.9x  9.1x  9.2x       $  3.62
                                                   Median:   5.4   5.4   6.8   6.5           1.41
                                                   Low:      3.0   2.8   4.1   4.5           0.84

--------------------------------------------------------------------------------------------------------
Viper at Offer Price         $  83.00    $8,229   $ 9,164    7.8x  7.8x  8.5x  8.5x       $  2.25
--------------------------------------------------------------------------------------------------------

Source:  SEC filings, First Call Corporation and Viper Base Case with First Call price deck.
(1)      Pro forma for acquisition of UPR.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

[Bar graphs reflecting the following:

--------------------------- -----------------------------------------
                                  Firm Value to 2000 EBITDAX:
                                  ---------------------------
--------------------------- --------------------- -------------------
                               March 24, 2000        May 19, 2000
                               --------------        ------------
--------------------------- --------------------- -------------------
APC                                 9.7x                 9.1x
--------------------------- --------------------- -------------------
APA                                 5.6x                 6.9x
--------------------------- --------------------- -------------------
BRR                                 7.2x                 8.9x
--------------------------- --------------------- -------------------
BR                                  6.0x                 6.7x
--------------------------- --------------------- -------------------
CHK                                 6.0x                 6.7x
--------------------------- --------------------- -------------------
XTO                                 6.2x                 7.0x
--------------------------- --------------------- -------------------
DVN                                 5.1x                 6.8x
--------------------------- --------------------- -------------------
EOG                                 5.0x                 6.3x
--------------------------- --------------------- -------------------
KMG                                 5.1x                 4.1x
--------------------------- --------------------- -------------------
LD                                  6.5x                 6.8x
--------------------------- --------------------- -------------------
NFX                                 5.5x                 7.0x
--------------------------- --------------------- -------------------
NBL                                 4.4x                 5.1x
--------------------------- --------------------- -------------------
PXD                                 6.2x                 6.6x
--------------------------- --------------------- -------------------
UCL                                 5.0x                 5.5x
--------------------------- --------------------- -------------------
Viper at $71                                  7.4x
--------------------------- -----------------------------------------
Viper at $83                                  8.5x
--------------------------- -----------------------------------------


--------------------------- -----------------------------------------
                                    Price to 2000 Cash Flow
                                    -----------------------
--------------------------- -----------------------------------------
                               March 24, 2000        May 19, 2000
                               --------------        ------------
--------------------------- --------------------- -------------------
APC                                10.1x                 8.2x
--------------------------- --------------------- -------------------
APA                                 5.0x                 6.2x
--------------------------- --------------------- -------------------
BRR                                 6.0x                 7.6x
--------------------------- --------------------- -------------------
BR                                  5.4x                 6.4x
--------------------------- --------------------- -------------------
CHK                                 1.6x                 3.0x
--------------------------- --------------------- -------------------
XTO                                 2.8x                 3.9x
--------------------------- --------------------- -------------------
DVN                                 5.1x                 6.3x
--------------------------- --------------------- -------------------
EOG                                 3.9x                 5.3x
--------------------------- --------------------- -------------------
KMG                                 4.1x                 4.2x
--------------------------- --------------------- -------------------
LD                                  5.1x                 5.5x
--------------------------- --------------------- -------------------
NFX                                 5.2x                 6.3x
--------------------------- --------------------- -------------------
NBL                                 3.9x                 5.0x
--------------------------- --------------------- -------------------
PXD                                 2.9x                 3.7x
--------------------------- --------------------- -------------------
UCL                                 4.2x                 5.2x
--------------------------- --------------------- -------------------
Viper at $71                                  6.7x
--------------------------- -----------------------------------------
Viper at $83                                 7.8x]
--------------------------- -----------------------------------------


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000



3     VALUATION MATERIALS




[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Historical Operating and Financial Performance


      ------------------------------------------------------------------------------------------------------------------
                                            1995           1996          1997         1998         1999    CAGR '95-'99
      ------------------------------------------------------------------------------------------------------------------
      Production (Bcfe) /(1)/                395            426           433          471          525         7.4%
      End of Year Reserves (Bcfe)          2,725          2,916         3,153        3,700        4,074        10.6
      Reserve Replacement Rate /(2)/         143%           144%          154%         215%         170%

      Total Capital Program ($MM) /(3)/  $   442       $    567      $    672     $  1,133     $    664        10.7%
      Reserve Replacement Cost ($/Mcfe)  $  0.80       $   0.93      $   1.02     $   1.11     $   0.71

      Revenues ($MM)                     $   740       $    967      $  1,014     $    941     $  1,176        12.3%
      EBITDAX                                528            727           747          674          878        13.6

      Cash Flow per Share                $  4.93       $   6.94      $   7.96     $   7.55     $   9.01        16.3%
      Earnings per Share                    1.05           2.26          2.46         1.39         2.16        19.8


     (1)  Bcfe = billions of cubic feet gas equivalent, or 1,000,000 Mcfe.
     (2) Reserve replacement rate equals the ratio of reserve additions to production.
     (3) Total capital program equals exploratory and development drilling, property acquisitions, geologic and geophysical and other additions.


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Projected Operating and Financial Performance


     BASE PLAN WITH NYMEX PRICE DECK

     -------------------------------------------------------------------------------------------------------------------------
                                            1999     2000      2001      2002       2003     2005     2009     CAGR '99-'09
     -------------------------------------------------------------------------------------------------------------------------
     Production (Bcfe)                        525      547       582       631       799       978     1,712         13%
     End of Year Reserves (Bcfe)            4,074    4,678     5,533     6,435     7,150     8,278    14,772         14
     Reserve Replacement Rate                 170%     213%      249%      245%      192%      165%      199%

     Total Capital Program ($MM)          $   664  $   880   $ 1,197   $ 1,456   $ 1,374   $ 1,859   $ 4,106         20%
     Reserve Replacement Cost ($/Mcfe)    $  0.71  $  0.79   $  0.86   $  0.97   $  0.93   $  1.18   $  1.22

     Revenues ($MM)                       $ 1,176  $ 1,776   $ 1,714   $ 1,695   $ 2,136   $ 2,702   $ 5,098         16%
     EBITDAX                                  878    1,433     1,353     1,311     1,670     2,146     4,168         17

     Cash Flow per Share                  $  9.01  $ 13.03   $ 12.64   $ 12.99   $ 14.91   $ 18.97   $ 37.82         15%
     Earnings per Share                      2.16     5.41      4.93      3.93      4.67      6.55     12.45         19


     Source: Viper Base Case using NYMEX strip as of May 15, 2000.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Projected Operating and Financial Performance

     BASE PLAN WITH LRP PRICE DECK

     -----------------------------------------------------------------------------------------------------------------------
                                           1999      2000      2001      2002      2003      2005     2009     CAGR '99-'09
     -----------------------------------------------------------------------------------------------------------------------
     Production (Bcfe)                       525       547       582       631       799       978     1,712        13%
     End of Year Reserves (Bcfe)           4,074     4,678     5,533     6,435     7,150     8,278    14,772        14
     Reserve Replacement Rate                170%      213%      249%      245%      192%      165%      199%

     Total Capital Program ($MM)         $   664   $   880   $ 1,197   $ 1,456   $ 1,374   $ 1,859   $ 4,106        20%
     Reserve Replacement Cost ($/Mcfe)   $  0.71   $  0.79   $  0.86   $  0.97   $  0.93   $  1.18   $  1.22

     Revenues ($MM)                      $ 1,176   $ 1,251   $ 1,306   $ 1,431   $ 1,915   $ 2,485   $ 4,902        15%
     EBITDAX                                 878       927       958     1,056     1,457     1,937     3,978        16

     Cash Flow per Share                 $  9.01   $  9.62   $  9.80   $ 10.61   $ 13.03   $ 17.26   $ 35.29        15%
     Earnings per Share                     2.16      2.10      2.21      1.99      2.92      4.70     10.39        17


     Source: Viper Base Plan with LRP Price Deck.


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Valuation Approaches

   . Salomon Smith Barney and Petrie Parkman have performed analyses of Viper using various customary methodologies

   . Most of the methodologies employed by the financial advisors were very similar and yielded similar results

       -----------------------------------------------------------------------------------------------------------------------------
       Methodology                                 Description
       -----------------------------------------------------------------------------------------------------------------------------
       Public Market Trading                        Comparison of Viper performance and asset multiples with corresponding multiples
       Comparison (SSB) and Capital                 for a selected universe of publicly-traded independent oil & gas companies
       Market Comparison (PPC)
       -----------------------------------------------------------------------------------------------------------------------------
       Property Transactions                        Comparison of Viper's assets with precedent oil and gas property transactions on
       Analysis (PPC)                               a regional basis
       -----------------------------------------------------------------------------------------------------------------------------
       Precedent Corporate                          Comparison of Viper performance and asset multiples with precedent corporate
       Transactions (SSB) and                       and offers for control involving companies in the independent oil and gas
       Company Transaction Analysis                 sector
       (PPC)
       -----------------------------------------------------------------------------------------------------------------------------
       Discounted Cash Flow                         Asset-focused assessment of Viper's existing inventory of producing, non-
       Analysis (PPC)                               producing, and other assets. Various sensitivities were also performed on the projected financial results
       -----------------------------------------------------------------------------------------------------------------------------
       Going Concern DCF Analysis                   Equity-focused assessment based on projections of full financial statements for
       (SSB & PPC)                                  Viper as a going concern entity assuming reinvestment of free cash flow and a capitalization of a terminal value at the end of the evaluation period. Various sensitivities were also performed on the projected financial results
       -----------------------------------------------------------------------------------------------------------------------------

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

SSB Valuation Summary


[Bar graph reflecting the following information:

------------------------------------------------------------ -----------------------------------
52-Week Trading Range (Prior to Initial Offer)                           $41 - $70
------------------------------------------------------------ -----------------------------------
Public Market Trading Comparison - Competitor Group                      $70 - $76
------------------------------------------------------------ -----------------------------------
Public Market Trading Comparison - Regional Pure Plays                   $68 - $74
------------------------------------------------------------ -----------------------------------
Precedent Corporate Transactions                                         $71 - $81
------------------------------------------------------------ -----------------------------------
Going Concern DCF Analysis (1)                                           $80 - $95]
------------------------------------------------------------ -----------------------------------

(1) SSB Going Concern DCF reference range is based upon Viper Base Case using both LRP and NYMEX pricing scenarios, various operating sensitivities, terminal multiples of 6.25x to 6.75x estimated 2009 EBITDAX and discount rates of 9.5% to 10.5%.


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

PPC Valuation Summary



[Bar graph reflecting the following information:

------------------------------------------------------------ -----------------------------------
DCF Analysis                                                             $53 - $68
------------------------------------------------------------ -----------------------------------
Property Transactions Analysis                                           $46 - $59
------------------------------------------------------------ -----------------------------------
Company Transaction Analysis                                             $70 - $80
------------------------------------------------------------ -----------------------------------
Capital Market Comparison                                                $70 - $76
------------------------------------------------------------ -----------------------------------
Going Concern DCF Analysis - Debt Paydown Case (1)                       $75 - $85
------------------------------------------------------------ -----------------------------------
Going Concern DCF Analysis - Tactical Acquisition Case (1)               $80 - $90]
------------------------------------------------------------ -----------------------------------

(1) Analysis based upon Viper Base Case with Entrada projections for Proved, Accretion, Probable, Possible, and non-Deepwater Exploration, and PPC 30-Prospect Deepwater projections for Deepwater assets. Reference value range based upon a terminal multiple of 1.9x to 2.1x estimated 2009 SEC value, with derived equity value discounted at a 15.0% equity rate of return.


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000


4     PRECEDENT MINORITY SQUEEZE-OUT PREMIUMS



[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                  PROJECTED VIPER / MAY 23, 2000

Precedent Minority Squeeze-Outs

                                                                Premium to Market
Acquiror's                                         ---------------------------------------------
Holdings at                  Number of                  One Month                 One Day
Time of Offer              Transactions            Before Initial Offer    Before Initial Offer
------------------------------------------------------------------------------------------------
50.1% - 79.9%                    32        High         101.7%                     100.0%
                                           Mean          37.6%                      29.5%
                                           Median        30.9%                      23.8%
                                           Low           -5.9%                     -17.8%



80.0% +                          13        High          54.5%                      43.7%
                                           Mean          22.2%                      17.5%
                                           Median        21.5%                      19.4%
                                           Low            1.1%                       0.0%

------------------------------------------------------------------------------------------------
All Transactions                 45        High         101.7%                     100.0%
                                           Mean          33.2%                      26.0%
                                           Median        29.2%                      19.9%
                                           Low           -5.9%                     -17.8%
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Viper Price                                                $52.19                  $63.13
Viper Premium @ Initial Offer                               36.0%                   12.5%
Viper Premium @ May 19 Offer                                59.0%                   31.5%
------------------------------------------------------------------------------------------------


NB: Genetics Institute / American Home Products transaction dated 12/17/96 excluded due to distorted premium caused by call price agreement.
Source: Securities Data Company, May 2000. Includes cash transactions, greater than $100 million since 1988 where acquiror owned more than 50% of target before the transaction.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000


APPENDIX

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000



A.  Salomon Smith Barney Valuation Analysis


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Public Market Trading Comparison Valuation - Competitor Group

(Dollars in millions, except per share data)
------------------------------------------------------------------------------------------------
                                                         Firm Value to
                                    ------------------------------------------------------------
                                                2000E                      2001E
                                               EBITDAX                    EBITDAX
------------------------------------------------------------------------------------------------
Viper Statistic (1)                           $1,075                         $1,076


Relevant Multiple Range                  7.0x     --       8.0x         6.5x     --         7.5x
                                      ------------------------      ---------------------------

Implied Firm Value                    $7,523            $8,598       $6,996              $8,073
  Less Net Debt and Option Proceeds              838                            838
                                      ------------------------      ---------------------------

Implied Equity Value                  $6,685      --    $7,760       $6,159      --      $7,235
  Fully Diluted Shares                         100.3                          100.3

Implied Equity Value per Share        $66.65      --    $77.36       $61.40      --      $72.13

-----------------------------------------------------------------------------------------------------------------------------------
Selected Preliminary Reference Range                                                     $70.00  --  $76.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                    Equity Value to                              Firm Value to
                                          ---------------------------------------
                                             2000E                     2001E                        Reserves
                                            Cash Flow                 Cash Flow
-----------------------------------------------------------------------------------------------------------------------------------
Viper Statistic (1)                           $1,049                    $1,055                       4,074 Bcfe

Relevant Multiple Range                  6.5x     --       7.5x      6.0x    --        7.0x    $ 1.50    --       $ 2.00 / Mcfe
                                     -------------------------  --------------------------  ---------------------------------------

Implied Firm Value                               n/a                       n/a                $6,111             $8,148
Less Net Debt and Option Proceeds                n/a                       n/a                         838
                                     -------------------------  --------------------------  ---------------------------------------

Implied Equity Value                  $6,820      --    $7,869   $6,331     --     $7,386     $5,273    --       $7,310
Fully Diluted Shares                           100.3                     100.3                       100.3

Implied Equity Value per Share        $67.99      --    $78.45   $63.11     --     $73.63     $52.57    --       $72.88

-----------------------------------------------------------------------------------------------------------------------------------
Selected Preliminary Reference Range
-----------------------------------------------------------------------------------------------------------------------------------

Source: Viper Base Case with First Call price deck.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Public Market Trading Comparison - Competitor Group

(Dollars in millions, except per share data)
--------------------------------------------------------------------------------------------------------
                                                               Price /   Firm Value /
                             Price at   Equity     Firm      Cash Flow     EBITDAX      Firm Value /
                                                            -----------  ------------
                             5/19/00    Value      Value    2000E 2001E  2000E  2001E       Mcfe
--------------------------------------------------------------------------------------------------------
Anadarko /1/                $   51.25   $12,756   $17,030     8.2x  7.9x  9.1x  9.2x     $   1.46
Apache                          58.88     7,143     9,116     6.2   6.3   6.9   7.0          1.88
Barrett Resources               38.75     1,293     1,628     7.6   6.5   8.9   7.7          1.44
Burlington Resources            44.81     9,708    12,439     6.4   6.3   6.7   6.6          1.21
Chesapeake Energy                5.19       539     1,695     3.0   2.8   6.7   6.4          1.41
Cross Timbers                   18.06       882     1,996     3.9   3.7   7.0   6.7          0.99
Devon Energy                    57.88     4,831     6,451     6.3   6.1   6.8   6.8          1.61
EOG Resources                   31.06     3,798     4,863     5.3   5.5   6.3   6.5          2.00
Kerr-McGee                      58.75     5,536     7,794     4.2   4.5   4.1   4.5          1.42
Louis Dreyfus                   31.88     1,317     1,863     5.5   5.3   6.8   6.6          1.27
Newfield Exploration            43.94     1,925     2,152     6.3   5.6   7.0   6.4          3.62
Noble Affiliates                39.50     2,269     2,711     5.0   4.6   5.1   4.8          1.36
Pioneer Natural Resources       13.31     1,331     3,043     3.7   3.6   6.6   6.5          0.84
Unocal                          37.88     9,189    13,186     5.2   5.4   5.5   5.7          1.33
--------------------------------------------------------------------------------------------------------
                                                    High:     8.2x  7.9x  9.1x  9.2x     $   3.62
                                                  Median:     5.4   5.4   6.8   6.5          1.41
                                                     Low:     3.0   2.8   4.1   4.5          0.84

--------------------------------------------------------------------------------------------------------
Viper at Offer Price        $   83.00   $ 8,229   $ 9,164     7.8x  7.8x  8.5x  8.5x     $   2.25
--------------------------------------------------------------------------------------------------------

Source: SEC filings, First Call Corporation and Viper Base Case with First Call price deck.
(1) Pro forma for acquisition of UPR.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Public Market Trading Comparison Valuation - Regional Pure Plays


(Dollars in millions, except per share data)
----------------------------------------------------------------------------------------------------------------------------------
                                                Firm Value to                                       Equity Value to
                                   -----------------------------------------         ---------------------------------------------
                                          2000E                  2001E                     2000E                  2001E
                                         EBITDAX                EBITDAX                  Cash Flow              Cash Flow
----------------------------------------------------------------------------------------------------------------------------------
Viper Statistic (1)                    $1,075                   $1,076                   $1,049                  $1,055

----------------------------------------------------------------------------------------------------------------------------------
Relevant Multiple Range
  GOM/Gulf Coast                   6.5x    --     7.5x      6.0x    --       7.0x    6.0x    --     7.0x     5.5x    --      6.5x
  On-Shore                         6.5x    --     7.0x      6.0x    --       6.5x    5.5x    --     6.5x     5.5x    --      6.5x
  Rockies                          8.0x    --     9.0x      7.0x    --       8.0x    7.0x    --     8.0x     6.5x    --      7.5x
----------------------------------------------------------------------------------------------------------------------------------
Relative Weight
  GOM/Gulf Coast                           61%                      61%                      57%                     61%
  On-Shore                                 20%                      19%                      18%                     15%
  Rockies                                  19%                      20%                      25%                     24%

Blended Multiple Range (2)         6.8x    --     7.7x      6.2x    --       7.1x    6.2x    --     7.2x     5.7x    --      6.7x


Implied Firm Value              $7,295         $8,264    $6,674           $7,649            n/a                     n/a
  Less Net Debt and Option
  Proceeds                                838                      838                      n/a                     n/a
                              -----------------------    -----------------------   --------------------     ----------------------

Implied Equity Value            $6,457     --  $7,426    $5,836     --    $6,811  $6,463     --  $7,513   $6,059     --   $7,121
  Fully Diluted Shares                  100.3                    100.3                    100.3                   100.3

Implied Equity Value per Share  $64.37     --  $74.04    $58.18     --    $67.90  $64.44     --  $74.90   $60.41     --   $70.99

----------------------------------------------------------------------------------------------------------------------------------
Selected Preliminary Reference Range                            $68.00 -- $74.00
----------------------------------------------------------------------------------------------------------------------------------

(Dollars in millions, except per share data)
----------------------------------------------------------------
                                       Firm Value to

                                         Reserves

------------------------------------------------------------------
Viper Statistic (1)                           4,074 Bcfe
------------------------------------------------------------------
Relevant Multiple Range
  GOM/Gulf Coast                       $2.50     --      $3.00
  On-Shore                             $1.25     --      $1.75
  Rockies                              $1.10     --      $1.35
------------------------------------------------------------------
Relative Weight
  GOM/Gulf Coast                                 58%
  On-Shore                                       21%
  Rockies                                        20%

Blended Multiple Range (2)             $1.95     --      $2.40

Implied Firm Value                    $7,945            $9,778
  Less Net Debt and Option
  Proceeds                                      838
                                     -----------------------------

Implied Equity Value                  $7,108     --     $8,940
  Fully Diluted Shares                        100.3

Implied Equity Value per Share        $70.86     --     $89.13

------------------------------------------------------------------
Selected Preliminary Reference Range
------------------------------------------------------------------



(1) Viper Base Case with First Call price deck.
(2) Weighted by contribution to EBITDAX, cash flow and reserves as per reported and projected figures.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                     PROECT VIPER / MAY 23, 2000

Public Market Trading Comparison - Regional Pure Plays

(Dollars in millions, except per share data)
--------------------------------------------------------------------------------------------------------------------------
                                                                          Price /            Firm Value /        Firm
                                        Price at   Equity    Firm        Cash Flow             EBITDAX          Value /
                                                                      ----------------    ----------------
Company                                 5/19/00    Value     Value     2000E    2001E      2000E   2001E         Mcfe
--------------------------------------------------------------------------------------------------------------------------
GOM / Gulf Coast
----------------
Basin Exploration                       $ 17.44     $  329   $   359    4.1x       3.8x      4.5x     4.2x         $  1.71
Chieftain Int'l                           21.69        358       416    5.7        5.0       6.6      5.9             1.74
Stone Energy                              58.56      1,118     1,204    7.0        6.3       7.3      6.6             3.11
Newfield Exploration                      43.94      1,925     2,152    6.3        5.6       7.0      6.4             3.62
Houston Exploration                       22.50        665       930    4.1        3.6       5.5      4.9             1.72
Meridian Resources                         4.81        226       780    2.6        2.9       7.2      7.7             2.14
--------------------------------------------------------------------------------------------------------------------------
                                        Median:     $  511   $   855    4.9x       4.4x      6.8x     6.1x         $  1.94

On-Shore
--------
Chesapeake Energy                       $  5.19     $  539   $ 1,695    3.0x       2.8x      6.7x     6.4x         $  1.41
Louis Dreyfus                             31.88      1,317     1,863    5.5        5.3       6.8      6.6             1.27
EOG Resources                             31.06      3,798     4,863    5.3        5.5       6.3      6.5             2.00
Burlington Resources                      44.81      9,708    12,439    6.4        6.3       6.7      6.6             1.21
Noble Affiliates                          39.50      2,269     2,711    5.0        4.6       5.1      4.8             1.36
--------------------------------------------------------------------------------------------------------------------------
                                        Median:     $2,269   $ 2,711    5.3x       5.3x      6.7x     6.5x         $  1.36

Rockies
-------
Patina Oil & Gas                        $ 16.50     $  298   $   488    4.2x       4.2x      6.5x     6.5x         $  1.05
Barrett Resources                         38.75      1,293     1,628    7.6        6.5       8.9      7.7             1.44
HS Resources                              27.38        535     1,067    3.2        2.8       5.2      4.7             0.96
Evergreen Resources                       23.88        356       371   16.5       11.4      15.8     11.2             0.66
Tom Brown                                 20.63        780       873    7.4        7.1       8.6      8.1             1.67
--------------------------------------------------------------------------------------------------------------------------
                                        Median:     $  535   $   873    7.4x       6.5x      8.6x     7.7x         $  1.05


--------------------------------------------------------------------------------------------------------------------------
Viper at Offer Price                    $ 83.00     $8,229   $ 9,164    7.8x       7.8x      8.5x     8.5x         $  2.25
--------------------------------------------------------------------------------------------------------------------------

Source:  SEC filings, First Call Corporation and Viper Base Case with First Call price deck.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Precedent Corporate Transactions Valuation

(Dollars in millions, except per unit data)
-----------------------------------------------------------------------------------------------------------------------------------
                                                          Firm Value to                     Equity Value to      Firm Value to
                                         ----------------------------------------------                       ---------------------
                                               1999A                       2000E                  2000E             Reserves
                                              EBITDAX                     EBITDAX               Cash Flow            (Bcfe)
-----------------------------------------------------------------------------------------------------------------------------------
Viper Statistic (1)                           $878                      $1,075                  $1,049                4,074

Relevant Multiple Range                 8.5x   --     9.5x        7.5x   --      8.5x       7.0x  --  8.0x      $1.25   --    $2.00
                                     ----------------------    ----------------------    ------------------    ---------------------
Implied Firm Value                    $7,460   --   $8,338      $8,060   --   $9,135             n/a           $5,093   --   $8,148
  Less Net Debt and Option Proceeds            838                       838                     n/a                    838
                                     ----------------------    ----------------------    --------------------  --------------------

Implied Equity Value                  $6,623   --   $7,500      $7,223   --   $8,297      $7,344  --  $8,394   $4,255   --   $7,310
  Fully Diluted Shares                        100.3                     100.3                    100.3                100.3

Implied Equity Value per Share        $66.03   --   $74.78      $72.01   --   $82.72      $73.22  --  $83.68   $42.42   --   $72.88
-------------------------------------------------------------------------------------------------------------------------------- ---
Selected Preliminary Reference Range                                                  $71.00 --  $81.00
-------------------------------------------------------------------------------------------------------------------------------- ---

(1) Viper Base Case with First Call price deck.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000


Precedent Corporate Transactions

(Dollars in millions, except per Mcfe data)
---------------------------------------------------------------------------------------------------------


Date        Acquiror                   Target                      Transaction Equity       Premium
                                                                                        -----------------
Announced                                                              Value    Value   1 Day    30 Days
----------------------------------------------------------------------------------------------------------
3-Apr-00    Anadarko Petroleum         Union Pacific Resources       $ 7,911  $ 4,435     21.4 %   73.8 %
16-Aug-99   Burlington Resources Inc.  Poco Petroleums Ltd.            2,594    1,779     25.1     39.1
9-Jun-99    Norsk Hydro ASA/Statoil    Saga Petroleum ASA              4,299    2,600     58.8     71.9
20-May-99   Devon Energy Corp.         PennzEnergy Company             1,964      725     (3.6)    42.7
4-May-99    LASMO plc                  Monument Oil and Gas plc        1,197      963     35.3     55.3
15-Oct-98   Kerr-McGee Corp.           Oryx Energy Company             3,437    1,800     50.6     23.7
29-May-98   USX-Marathon Group         Tarragon Oil & Gas Ltd.         1,060      677     38.9     46.0
4-May-98    Atlantic Richfield Company Union Texas Petroleum           3,621    2,500     41.5     41.5
26-Jan-98   Union Pacific Resources    Norcen Energy Resources         3,635    2,606     29.4     29.4
23-Dec-97   Ocean Energy, Inc.         United Meridian Corp.           1,322    1,109    (13.9)   (15.7)
23-Nov-97   Sonat Inc.                 Zilkha Energy Company           1,264       na       na       na
17-Jul-97   Burlington Resources Inc.  Louisiana Land & Exploration    3,075    2,553     20.8     36.3
7-Apr-97    Parker & Parsley Petroleum MESA Inc.                       2,166    1,303     (9.5)   (11.9)
---------------------------------------------------------------------------------------------------------
                                                 High:                $7,911   $4,435     58.8 %   73.8 %
                                                 Medium:              $2,594   $1,790     27.2 %   40.3 %
                                                 Low:                 $1,060   $  677    (13.9)%  (15.7)%
---------------------------------------------------------------------------------------------------------
            Viper at Offer Price                                      $9,164   $8,229     31.5 %   59.0 %
---------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                  Transaction Value to             Equity      Firm
                                                                 -----------------------
Date        Acquiror                   Target                        LTM           FWD             Value/     Value/
Announced                                                           EBITDAX     EBITDAX            FWD CF      Mcfe
------------------------------------------------------------------------------------------------------------------------
3-Apr-00    Anadarko Petroleum         Union Pacific Resources         6.4x        5.5x             3.8x       $ 1.00
16-Aug-99   Burlington Resources Inc.  Poco Petroleums Ltd.           10.3         8.2              7.3          1.36
9-Jun-99    Norsk Hydro ASA/Statoil    Saga Petroleum ASA              8.1         5.9               na          0.87
20-May-99   Devon Energy Corp.         PennzEnergy Company             3.7         9.3              4.7          0.91
4-May-99    LASMO plc                  Monument Oil and Gas plc       14.2         1.9              2.9          1.23
15-Oct-98   Kerr-McGee Corp.           Oryx Energy Company             6.0         5.7              3.7          0.93
29-May-98   USX-Marathon Group         Tarragon Oil & Gas Ltd.        10.2        10.1              9.4          0.89
4-May-98    Atlantic Richfield Company Union Texas Petroleum           7.2         6.8              8.9          1.07
26-Jan-98   Union Pacific Resources    Norcen Energy Resources         5.4         8.6              6.3          1.25
23-Dec-97   Ocean Energy, Inc.         United Meridian Corp.           7.0         7.1              6.8          1.36
23-Nov-97   Sonat Inc.                 Zilkha Energy Company            na          na               na          3.04
17-Jul-97   Burlington Resources Inc.  Louisiana Land & Exploration    7.0         7.1              6.7          1.09
7-Apr-97    Parker & Parsley Petroleum MESA Inc.                      10.1         6.8              5.8          1.17
----------------------------------------------------------------------------------------------------------------------
                                                                      14.2x       10.1x             9.4x       $ 3.04
                                                                       7.1x        7.0x             6.3x       $ 1.09
                                                                       3.7x        1.9x             2.9x       $ 0.87
----------------------------------------------------------------------------------------------------------------------
            Viper at Offer Price                                      10.4x        8.5x             7.8x       $ 2.25
----------------------------------------------------------------------------------------------------------------------

Source: Herold's M&A Database, Securities Data Corp, Investext Research Reports, Bloomberg LLP, Factset/IDD, Company SEC filings and Viper Base Case with First Call price deck to provide comparability to public company trading estimates.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Summary of Going-Concern DCF Analysis

     PRICE SENSITIVITES

      . Base Case - LRP Pricing: management's projections using the LRP projected commodity prices

      . Base Case - NYMEX Pricing: management's projections using the NYMEX strip as of 5/15/00 for oil through 2006 and gas through 2003 and escalating at 2% thereafter

     OPERATING SENSITIVITES

      . Opportunity and accretion wedge scale: assumed that management's projected opportunity and deepwater accretion wedges are only 50% as large as projected in the Viper Base Case

      . Reserve Sensitivity: reduced annual deepwater exploration and accretion wedge reserves, production and EBITDAX by 10% while leaving capital unchanged to represent a sensitivity in the total deepwater reserve find

      . Capital Sensitivity: increased deepwater exploration wedge capital by 33% while holding expected production and EBITDAX at Viper Base Case levels to represent finding cost sensitivity

      . Entrada Sensitivity: Entrada standalone value (100% success rate) added to Base Case scenario (adjusted to exclude risk-weighted Entrada prospect)

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Going-Concern DCF Analysis: Viper Base Plan


[Bar Graph reflecting the following information:

----------------------------------------------------- --------------------------------------------------------------------
                                                      WACC range of 9.5% to 10.5% and terminal EBITDAX multiple range of
                                                                                6.25x to 6.75x
----------------------------------------------------- --------------------------------- ----------------------------------
                                                               LRP price deck                   NYMEX price deck,
                                                                                                top end of range
----------------------------------------------------- --------------------------------- ----------------------------------
Viper Base Case                                                  $80 - $97                            $113
----------------------------------------------------- --------------------------------- ----------------------------------
Opportunity and Accretion Wedge Scale Sensitivity (1)            $70 - $84                             $97
----------------------------------------------------- --------------------------------- ----------------------------------
Reserve Sensitivity (2)                                          $60 - $83                            $100
----------------------------------------------------- --------------------------------- ----------------------------------
Capital Sensitivity (3)                                          $72 - $89                            $106
----------------------------------------------------- --------------------------------- ----------------------------------
Entrada Sensitivity (4)                                          $84 - $102                           $118
----------------------------------------------------- --------------------------------- ----------------------------------


     (1) Deepwater accretion and opportunity wedges scaled down by a factor of 50%.

     (2) Deepwater exploration and accretion wedge reserves, production and EBITDAX reduced by 10%. Total capital unchanged.

     (3)  Deepwater capital costs increased by 33%. Total reserves unchanged.

     (4) Entrada standalone value (100% success rate) added to Base Case scenario (adjusted to exclude risk-weighted Entrada prospect).]


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000


B.  Petrie Parkman & Co. Valuation Analysis

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Petrie Parkman & Co. Benchmark Pricing Cases

[Graphs reflecting PP & Co. Benchmark Oil Price Forecast ($/Bb1) and PP & Co. Benchmark Gas Price Forecast ($MMBtu), summarized as follows:]

=========================================================================================================================
                      PP&Co. Benchmark Oil Price Forecast ($/Bbl)          PP&Co. Benchmark Gas Price Forecast ($/MMBtu)
Pricing Case         2000      2001      2002      2003      2004          2000     2001      2002      2003     2004
----------------    ----------------------------------------------      -------------------------------------------------
Pricing Case I      $21.25    $17.51    $18.04    $18.58    $19.13         $2.50    $2.37     $2.44     $2.51    $2.59
Pricing Case II     $22.49    $19.57    $20.16    $20.76    $21.38         $2.62    $2.58     $2.65     $2.73    $2.81
Pricing Case III    $24.35    $22.66    $23.34    $24.04    $24.76         $2.75    $2.78     $2.86     $2.95    $3.04
Strip Pricing       $28.54    $24.48    $21.52    $19.40    $19.08         $3.48    $3.40     $3.06     $2.96    $3.05

Adjustments were made to the above benchmarks based on the historical relationship between the benchmarks and Viper's realized prices.

Note: Strip Price as of 5/19/00. Year 2000 Prices = blended prices utilizing actual prices through 5/19/00 and $17, $19, and $22 oil and $2.30, $2.50 and $2.70 gas prices for Cases I, II and III, respectively.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

Summary of Analyses                         PROJECT VIPER / MAY 23, 2000

[Bar graph reflecting the Equity Reference Value Range ($/sh) implied by various valuation methodologies, summarized by the following table.]

                                                      Methodology

DCF Analysis   Property Transaction  Company Transaction  Capital Market   Going Concern Analysis-   Going Concern Analysis-
                   Analysis               Analysis         Comparison        Debt Paydown Case      Tactical Acquisition Case
   $68.00           $59.04                 $79.71            $75.72               $85.00                    $90.00
   $53.00           $45.87                 $69.74            $69.74               $75.00                    $80.00


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Discounted Cash Flow Analysis

====================================================================================================================================
                                                             Reference Value Ranges - Non Stepped-Up Analysis ($MM)
                                          --------------------------------------------------------------------------------------
                                               Pricing Case I        Pricing Case II       Pricing Case III      Strip Pricing
                                          --------------------------------------------------------------------------------------
Proved Reserves
   PDP/1/ (8.0 - 10.0%)                        $1,750  -    $1,889    $1,902  -  $2,055     $2,077  -  $2,245   $2,264  -  $2,431
   PDNP/2/ (10.0 - 12.5%)                         295  -       325       326  -     358        363  -     399      370  -     404
   PUD/3/ (12.5 - 15.0%)                          328  -       411       451  -     548        616  -     733      519  -     613
                                              --------------------    -----------------    ------------------   -----------------
Total Proved Reserves                          $2,373  -    $2,625    $2,678  -  $2,961     $3,056  -  $3,377   $3,153  -  $3,449

   Accretion Reserves/3/ (12.5 - 15.0%)           176  -       244       232  -     312        295  -     388      266  -     354
   Probables/4/ (15.0 - 20.0%)                    241  -       392       312  -     487        400  -     606      332  -     503
   Possibles/5/ (20.0 - 25.0%)                    277  -       433       356  -     539        459  -     677      337  -     514
   Deepwater Exploration/6/ (15.0 - 17.5%)        720  -     1,427     1,211      2,086      1,926      3,044      798      1,531
   Other Exploration/5/ (20.0 - 25.0%)             16  -        72        58  -     134        111  -     223      138  -     245
                                              --------------------    -----------------    ------------------   -----------------
Total Reserves                                 $3,802  -    $5,192    $4,847  -  $6,519     $6,247  -  $8,316   $5,024  -  $6,596
   Cogen Margin/2/                                 36  -        42        22  -      26          7  -      10      (11) -      (8)
   Tax Credits/1/                                 235  -       241       235  -     241        235  -     241      235  -     241
   Equity in Earnings of Affiliate/7/             138  -       147       138  -     147        138  -     147      138  -     147
   Seismic/8/                                     133  -       265       133  -     265        133  -     265      133  -     265
   Fee Lands/9/                                    98  -       122        98  -     122         98  -     122       98  -     122
   Hedging/1/                                      (1) -        (1)       (2) -      (2)        (6) -      (6)     (17) -     (17)
   Balance Sheet Adjustment/10/                   (64) -       (64)      (64) -     (64)       (64) -     (64)     (64) -     (64)
   G&A/11/                                       (162) -      (145)     (162) -    (145)      (162) -    (145)    (162) -    (145)
                                              --------------------    -----------------    ------------------   -----------------
Enterprise Reference Value Range               $4,213  -    $5,799    $5,243  -  $7,109     $6,624  -  $8,886   $5,373  -  $7,136
   Less: Long Term Debt at 3/31/00               (940) -      (940)     (940) -    (940)      (940) -    (940)    (940) -    (940)
                                              --------------------    -----------------    ------------------   -----------------
Equity Reference Value Range                   $3,273  -    $4,859    $4,303  -  $6,169     $5,685  -  $7,946    $4,433 -  $6,196
   Equity Reference Value Range - $/Share/12/  $32.63  -    $48.44    $42.90  -  $61.50     $56.67  -  $79.22    $44.19 -  $61.78
----------------------------------------------------------------------------------------------------------------------------------
Composite Equity Reference Value Range                                           $53.00  -  $68.00
----------------------------------------------------------------------------------------------------------------------------------

 (1)  Based on the NPV of after-tax cash flows using discount rates of 8.0
      -10.0%.
 (2) Based on the NPV of after-tax cash flows using discount rates of 10.0 - 12.5%.
 (3) Based on the NPV of after-tax cash flows using discount rates of 12.5 - 15.0%.
 (4) Based on the NPV of after-tax cash flows using discount rates of 15.0 - 20.0%.
 (5) Based on the NPV of after-tax cash flows using discount rates of 20.0 - 25.0%.
 (6) Based on the NPV of after-tax cash flows using discount rates of 15.0 - 17.5%.
 (7) Based on the NPV of after-tax cash flows using discount rates of 10.0 - 12.5%. Assumes exercise of SCEM put.
 (8)  Based on 50.0 - 100.0% of estimated book value at 3/31/00.
 (9) Based on the NPV of after-tax cash flows using discount rates of 8.0 - 10.0% assuming $15 MM of annual pre-tax cash flow.
 (10) Represents current assets (including assumed proceeds received from exercise of options)+ other assets - current liabilities - other liabilities (excluding estimated abandonment liability) as of 3/31/00.
 (11) Based on the NPV of after-tax G&A expenses using discount rates of 10.0 - 12.5%.
 (12) Based on 100.3 MM diluted shares outstanding.



[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                  PROJECT VIPER / MAY 23, 2000

 . Petrie Parkman calculated after-tax net cash flows for the reserves using the following assumptions and procedures:

      .    Production and Operating Profile

           - Production and operating profiles for proved, probable, possible, accretion and other exploration reserve projections were based upon estimates prepared by Viper management and supplied to Petrie Parkman by Viper management. This report (the "Reserve Report") is dated as of 12/31/99.

           - Production and operating profiles for deepwater exploration reserves were based upon Petrie Parkman's 30 prospect deepwater case developed, in part, through discussions with Viper management.

      .    Currency

           -    All $ figures represent United States dollars.

      .    Product Pricing

           - Petrie Parkman utilizes four pricing scenarios for West Texas Intermediate ("WTI") equivalent oil and for natural gas (Henry
              Hub). WTI forecasts are based on current NYMEX WTI spot prices and escalators; gas prices are based on current NYMEX Henry Hub spot prices and escalators. Adjustments were made to the forecasts above to account for quality and for transportation differentials consistent with Viper's historical realized differentials.

      .    Basis Differentials

           -  Based on the Company's realized historical and projected levels.

      .    Cost Escalation

           - Operating and capital costs were taken from the Reserve Report and then escalated at 3% per annum.

      .    Income Tax Rates

           -  U.S. federal rate = 35%.


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Property Transaction Analysis

==================================================================================================================
                                                         Viper
                                                         Data           Transaction         Enterprise Reference
                          Measure                        Bcfe           Parameters          Value Range ($MM)
------------------------------------------------------  ------       -----------------     -----------------------
Proved Reserves
  Gulf of Mexico                                         1,985          $1.00  -  1.40      $1,985   -  2,779
  Mid Continent                                            876          $0.85  -  1.05         745   -    920
  San Juan / Rockies                                       818          $0.75  -  0.85         614   -    695
  Gulf Coast                                               395          $1.00  -  1.25         395   -    494
                                                        ------         -----------------   --------------------
  Total                                                  4,074          $0.92    -  1.20    $3,738      4,888

Other Assets:
  Deepwater Exploration Value Range/1/                                                      $1,165   -  1,165
  Seismic Database/2/                                                                          133   -    265
  Tax Credits/3/                                                                               235   -    241
  Equity in Earnings of Affiliate/4/                                                           138   -    147
  Fee Lands/5/                                                                                  98   -    122
                                                                                           --------------------
Enterprise Reference Value Range                                                            $5,506   -  6,827

Adjusted for:

  Long Term Debt at 3/31/00                                                                  ($940)  -   (940)
  Net Working Capital at 3/31/00                                                            $   35   -     35
                                                                                           --------------------
Equity Reference Value Range ($MM)                                                          $4,601   -  5,922
---------------------------------------------------------------------------------------------------------------
  Equity Reference Value Range - $ per Share/6/                                             $45.87   -  59.04
---------------------------------------------------------------------------------------------------------------


(1) Based upon the midpoint of the Discounted Cash Flow Analysis Reference Value Range for Deepwater Exploration using the Strip Pricing Case.
(2)  Based on 50.0 - 100.0% of estimated book value at 3/31/00.
(3)  Based on the NPV of after-tax cash flows using discount rates of 8.0 -
     10.0%.
(4) Based on the NPV of after-tax cash flows using discount rates of 10.0 - 12.5%. Assumes exercise of SCEM put.
(5) Based on the NPV of after-tax cash flows using discount rates of 8.0 - 10.0% assuming $15 MM of annual pre-tax cash flow.
(6)  Based on 100.3 MM diluted shares outstanding.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]
------------------------------

                                                    PROJECT VIPER / MAY 23, 2000

 .   Petrie Parkman reviewed publicly-available information related to 105 announced oil and gas property transactions and proprietary information related to 6 oil and gas property transactions between January 1997 and May 2000 in the Gulf of Mexico, Mid Continent, San Juan/Rockies, and Gulf Coast regions to determine the transaction parameters for each region relevant for an analysis of Viper.

 .   The number of transactions reviewed and the range of purchase price of reserves per unit of equivalent proved reserves (6:1 Mcf to Bbl basis) are as follows:

==========================================================================================
                                      Gulf of       Mid            San Juan/        Gulf
                                       Mexico    Continent          Rockies         Coast
                                    ----------   ---------         ---------      --------
Number of Transactions                     23          33                12             43


Purchase Price of Reserves /
  Proved Reserves ($/Mcfe)
         Maximum                        $1.46       $1.42             $0.86          $1.63
          Mean                          $1.06       $0.79             $0.67          $0.81
         Minimum                        $0.71       $0.40             $0.35          $0.20


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]
------------------------------

                                                    PROJECT VIPER / MAY 23, 2000

Company Transaction Analysis

=================================================================================================================================
                                                                 Viper              Transaction          Enterprise Reference
Measure                                                          Data               Parameters           Value Range ($MM)
-------------------------------------------------------     -------------      ----------------------  --------------------------
IPPR / Proved Reserves (Bcfe)/1/                                  4,074              $1.00  -  1.50         $4,677 -  6,886
IPPR / SEC Value ($MM)/1/                                        $3,475                2.0  -  2.3x         $7,554 -  8,768
Purchase Price / LTM DsCF ($MM)/2/                               $1,000                7.5  -  8.5x         $8,401 -  9,401
Total Investment / LTM EBITDX ($MM)                              $  991                7.5  -  9.0x         $7,430 -  8,916


Premium Analysis                                                                    Premiums
------------------------------------------------------                        ---------------------
1 day prior/3/                                                   $63.13                20%   -  30%         $8,503 -  9,136
30 days prior/3/                                                 $52.19                30%   -  40%         $7,710 -  8,234
60 days prior/3/                                                 $55.63                25%   -  35%         $7,879 -  8,437
                                                                                                      ------------------------
Composite Enterprise Reference Value Range                                                                  $7,900 -  8,900

Adjusted for:

 Long Term Debt at 3/31/00                                                                                   ($940)-   (940)
 Net Working Capital at 3/31/00                                                                             $   35 -     35
                                                                                                     -------------------------
Equity Reference Value Range ($MM)                                                                          $6,995 -  7,995
------------------------------------------------------------------------------------------------------------------------------
Equity Reference Value Range - $ per Share/4/                                                               $69.74 -  79.71
------------------------------------------------------------------------------------------------------------------------------

(1) Enterprise Reference Value Range includes other assets (seismic, tax credits, equity in earnings of affiliates, and fee lands) of $603 MM to $775 MM.
(2) Enterprise Reference Value Range adjusted for $940 MM of long term debt and $35 MM of working capital.
(3) Viper stock price relative to 3/16/00 (announcement of Boa's initial offer to Viper).
(4)  Based on 100.3 MM diluted shares outstanding.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]
------------------------------

                                                    PROJECT VIPER / MAY 23, 2000

==========================================================================================================================
                                                                   Implied
Acquiring Company/                  Announcement     Total       Purchase Price         IPPR/           PP/    Total Inv./
                                                                                 -------------------
  Target Company                        Date       Investment     of Reserves      Mcfe   SEC Value     DsCF     EBITDX
-------------------------------------------------------------------------------------------------------------------------
                                                                                   $/Mcfe     x          x         x
Anadarko Petroleum Corporation         4/3/00          $7,278           $7,098     $1.24     1.5x      3.8x       6.0x
 Union Pacific Resources Group Inc.
Burlington Resources Inc.             8/16/99          $2,464           $2,438     $1.28     N/A       8.5x       9.5x
 Poco Petroleums Ltd.
Santa Fe Energy Resources, Inc.       1/14/99          $  623           $  606     $0.99     2.1x      6.0x       7.9x
 Snyder Oil Corporation
Kerr-McGee                           10/15/98          $3,428           $3,370     $0.88     1.6x      3.4x       5.4x
 Oryx Energy
Devon Energy                          6/29/98          $  872           $  841     $0.87     N/A       5.9x       5.9x
 Northstar Energy
USX-Marathon Group                    5/30/98          $1,089           $1,089     $1.10     2.6x      9.0x      11.0x
 Tarragon Oil & Gas
Atlantic Richfield                     5/4/98          $3,636           $3,586     $1.06     2.2x      7.5x       7.2x
 Union Texas
Union Pacific Resources               1/26/98          $3,379           $3,099     $0.82     N/A       6.4x       7.2x
 Norcen Energy Resources
Sonat, Inc.                          11/24/97          $1,279           $1,268     $3.15     1.8x      9.0x      10.2x
 Zilkha Energy
Burlington Resources Inc.             7/17/97          $2,860           $2,835     $1.74     1.7x      5.8x       8.4x
 Louisiana Land & Exploration
Mesa Inc.                              4/7/97          $1,733           $1,733     $0.96     1.0x      6.0x       6.5x
 Parker & Parsley Petroleum

                                                                          Max      $3.15     2.6x      9.0x      11.0x
                                                                         Mean      $1.28     1.8x      6.5x       7.7x
                                                                       Median      $1.06     1.8x      6.0x       7.2x
                                                                          Min      $0.82     1.0x      3.4x       5.4x

                                               Premium - Above Stock Price
                                            ---------------------------------
                                                Day      30 Days    60 Days
                                               Prior      Prior      Prior
                                            ---------------------------------
Anadarko Petroleum Corporation                21.4%       76.0%     61.9%
 Union Pacific Resources Group Inc.
Burlington Resources Inc.                     27.6%       39.3%     42.8%
 Poco Petroleums Ltd.
Santa Fe Energy Resources, Inc.               -8.5%        3.6%    -17.3%
 Snyder Oil Corporation
Kerr-McGee                                    50.6%       18.4%      9.5%
 Oryx Energy
Devon Energy                                  25.6%       42.4%     25.6%
 Northstar Energy
USX-Marathon Group                            45.4%       46.2%     46.2%
 Tarragon Oil & Gas
Atlantic Richfield                            41.5%       35.3%     41.9%
 Union Texas
Union Pacific Resources                       29.4%       28.6%     18.2%
 Norcen Energy Resources
Sonat, Inc.                                    N/A         N/A       N/A
 Zilkha Energy
Burlington Resources Inc.                     20.8%       36.3%     34.0%
 Louisiana Land & Exploration
Mesa Inc.                                     34.7%       31.4%     23.4%
 Parker & Parsley Petroleum

                                              50.6%       76.0%     61.9%
                                              28.9%       35.8%     28.6%
                                              28.5%       35.8%     29.8%
                                              -8.5%        3.6%     -17.3%

Notes:
PP = Purchase Price of Equity
Total Investment = Purchase Price of Equity + Long Term Debt + Preferred Stock + Minority Interest - Working Capital
Implied Purchase Price of Reserves = Total Investment - Other Assets - Estimated Value of Undeveloped Acreage (if available)

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Capital Market Comparison

          ================================================================================================================
                                                                   Viper           Transaction       Enterprise Reference
                            Measure                                Data             Parameters         Value Range ($MM)
          ----------------------------------------------------   --------        ---------------    ---------------------
          Market Cap / LTM DsCF/1/($MM)                           $1,000            7.5 -   8.5x        $8,401  -   9,401
          Market Cap / 2000E DsCF/1/,/2/($MM)                     $1,015            6.5 -   7.5x        $7,503  -   8,518
          Market Cap / 2001E DsCF/1/,/2/($MM)                     $1,081            6.0 -   7.0x        $7,391  -   8,472


          Enterprise Value / LTM EBITDX($MM)                      $  991            8.0 -   9.0x        $7,926  -   8,916
          Enterprise Value / 2000E EBITDX/2/($MM)                 $1,100            6.5 -   7.5x        $7,150  -   8,250
          Enterprise Value / 2001E EBITDX/2/($MM)                 $1,100            6.5 -   7.5x        $7,150  -   8,250
          Enterprise Value / 1999 Proved Reserves (Bcfe)           4,074          $1.40 -   2.00        $5,704  -   8,148
          Enterprise Value / 12/31/99 SEC Value ($MM)             $3,475            1.9 -   2.2x        $6,603  -   7,646
                                                                                                    ---------------------
          Enterprise Reference Value Range ($MM)                                                        $7,900  -   8,500

          Adjusted for:

           Long Term Debt at 3/31/00                                                                    $ (940) -    (940)
           Net Working Capital at 3/31/00                                                               $   35  -      35
                                                                                                    ---------------------
          Equity Reference Value Range ($MM)                                                            $6,995  -   7,595

          ---------------------------------------------------------------------------------------------------------------
           Equity Reference Value Range - $ per Share/3/                                                $69.74  -   75.72
          ---------------------------------------------------------------------------------------------------------------




(1) Enterprise Reference Value Range adjusted for $940 MM of long-term debt and $35 MM of working capital.
(2)  Based on IBES and Petrie Parkman research estimates.
(3)  Based on 100.3 MM diluted shares outstanding.


[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

===========================================================================================================================

                                     Market Value to:                         Enterprise Value to:
                                    -------------------------                ----------------------------------------------
                            Market             DsCF               Enterprise            EBITDX             Proved     SEC
                                    -------------------------                ----------------------------
                            Value    LTM      2000E    2001E        Value       LTM     2000E     2001E    Reserves   Value
                            ---------------------------------     ---------------------------------------------------------
                             $MM      x         x        x         $MM         x         x         x        $/Mcfe     x
Anadarko Petroleum          $6,564  17.9x     12.2x     8.1x      $8,312      16.1x     11.3x     8.6x     $1.40      1.9x

Apache Corp.                $6,695   7.6x      6.2x     6.3x      $8,896      7.9x      6.4x      6.4x     $1.84      2.2x

Burlington Resources        $9,648   7.3x      6.8x     6.6x     $12,253      8.0x      6.6x      6.5x     $1.19      1.9x

Devon Energy                $5,012   6.6x      6.6x     6.4x      $8,046      8.6x      8.0x      8.1x     $2.00      2.6x

EOG                         $3,646   6.1x      5.5x     5.7x      $4,735      6.9x      5.5x      5.8x     $1.31      2.0x

Newfield                    $1,860   7.9x      6.4x     5.8x      $2,214      8.9x      6.3x      6.0x     $3.72      3.1x

Noble Affiliates            $2,201   6.0x      5.1x     4.8x      $2,707      6.0x      5.1x      5.1x     $1.36      1.8x

Pioneer                     $1,326   4.2x      3.9x     3.9x      $3,069      7.7x      6.4x      6.4x     $0.84      1.0x

Union Pacific Resources     $5,766   4.7x      5.0x     4.9x      $8,451      6.4x      5.5x      5.7x     $1.48      1.8x

Unocal                      $9,198   6.9x      6.0x     5.6x     $12,488      7.0x      5.7x      6.2x     $1.26      2.1x

                            Max     17.9x     12.2x     8.1x                 16.1x     11.3x      8.6x     $3.72      3.1x
                            Mean     7.5x      6.4x     5.8x                  8.3x      6.7x      6.5x     $1.64      2.0x
                            Median   6.7x      6.1x     5.8x                  7.8x      6.4x      6.3x     $1.38      2.0x
                            Min      4.2x      3.9x     3.9x                  6.0x      5.1x      5.1x     $0.84      1.0x

Note: Market Value as of 5/19/00. Sources: Company filings, IBES and Petrie Parkman research.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

Going Concern Analysis

 .    Petrie Parkman has prepared a going-concern analysis for the calendar years
     2000-2009 using the following assumptions.

     Methodology:                 The reference value range is based upon the
                                  NPV of i) projected dividends plus ii)
                                  projected 2009 equity value. Projected 2009 equity value was derived from estimates of 2009 enterprise value determined by applying multiples of 1.90x, 2.00x and 2.10x SEC Value
                                  ("SEC Value") to projected 2009 SEC Value.
                                  Estimated 2009 debt and net working capital were deducted from projected 2009 enterprise value to estimate the 2009 equity value of Viper.

     Discount Rates:              An after-tax discount rate of 15.0%.

     Viper Projections:           2000 through 2009 operating estimates were
                                  based upon Viper Management LRP Case w/Entrada projections for PDP, PDNP, PUD, Accretion,
                                  Probable, Possible, and Exploration (except
                                  Deepwater Exploration - see below) assets, with excess cash flow used to pay down debt.
                                  Two cases were analyzed, a "Debt Repayment
                                  Case" and a "Tactical Acquisition Case" in which the principal difference was the assumption that $250 MM of producing properties would be acquired each year in the Tactical Acquisition Case.

     Deepwater Projections:       Based upon PP&Co. DCF analysis assumptions for
                                  Viper's Deepwater Exploration program.

     Acquisition                  Projections: Assumes $250 MM of producing
                                  properties are acquired each year for $1.00
                                  /Mcfe, with the acquisition cost escalated at 3.0% annually. The production and operating profile for the acquired properties was based upon Viper historical results.

     Oil and Gas Pricing:         Based upon PP&Co. Benchmark pricing scenarios
                                  I, II, and III and the Strip Case.

     G&A Expenses:                Based upon Viper estimates.

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

                               Debt Paydown Case
                         $MM, except per share amounts


Terminal Multiple of Year 10 Estimated SEC Value

====================================================================================================================================
                                                                           Equity Reference Value $MM
                                             ---------------------------------------------------------------------------------------
                                                Pricing Case I         Pricing Case II      Pricing Case III     Strip Pricing Case
                                             -------------------    -------------------   -------------------   --------------------
Terminal Multiple of SEC Value                      15.0%                 15.0%                 15.0%                  15.0%
                    1.90                          $7,205                $8,089               $ 9,358                 $7,420
                    2.00                          $7,575                $8,505               $ 9,840                 $7,800
                    2.10                          $7,944                $8,921               $10,323                 $8,181

====================================================================================================================================
                                                                           Equity Reference Value $/Share
                                             ---------------------------------------------------------------------------------------
                                                Pricing Case I         Pricing Case II      Pricing Case III    Strip Pricing Case
                                             -------------------    -------------------   -------------------   --------------------
Terminal Multiple of SEC Value                      15.0%                 15.0%                 15.0%                  15.0%
                    1.90                          $71.84                $80.65               $ 93.30                 $73.98
                    2.00                          $75.52                $84.79               $ 98.11                 $77.77
                    2.10                          $79.20                $88.94               $102.92                 $81.56
====================================================================================================================================
Equity Reference Value Range $/Share                                            $75.00 - 85.00
====================================================================================================================================

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

                                                    PROJECT VIPER / MAY 23, 2000

                           Tactical Acquisition Case
                         $MM, except per share amounts

Terminal Multiple of Year 10 Estimated SEC Value

====================================================================================================================================
                                                                           Equity Reference Value $MM
                                             ---------------------------------------------------------------------------------------
                                                Pricing Case I        Pricing Case II      Pricing Case III     Strip Pricing Case
                                             -------------------    -------------------   -------------------   --------------------
Terminal Multiple of SEC Value                      15.0%                 15.0%                 15.0%                  15.0%
                    1.90                          $7,726                $8,666               $10,005                 $8,000
                    2.00                          $8,122                $9,112               $10,521                 $8,411
                    2.10                          $8,519                $9,558               $11,038                 $8,822
====================================================================================================================================
                                                                           Equity Reference Value $/Share
                                             ---------------------------------------------------------------------------------------
                                                Pricing Case I        Pricing Case II      Pricing Case III     Strip Pricing Case
                                             -------------------    -------------------   -------------------   --------------------
Terminal Multiple of SEC Value                      15.0%                 15.0%                 15.0%                  15.0%
                    1.90                          $77.03                $86.40               $ 99.75                 $79.76
                    2.00                          $80.98                $90.85               $104.90                 $83.86
                    2.10                          $84.93                $95.30               $110.05                 $87.96

====================================================================================================================================
Equity Reference Value Range $/Share                                            $80.00 - 90.00
====================================================================================================================================

[LOGO OF SALOMON SMITH BARNEY]                    [LOGO OF PETRIE PARKMAN & Co.]

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